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                                                                   Exhibit 10.2


     AGREEMENT, dated as of April 8, 1997, between POLYSINDO HONG KONG LIMITED, a Hong Kong corporation ("Texmaco"), and DYERSBURG CORPORATION, a Tennessee corporation (the "Company").

     WHEREAS, contemporaneously with the execution and delivery of this Agreement, Texmaco has entered into one or more Securities Purchase Agreements dated the date hereof in connection with the purchase of 3,000,000 shares of the common stock, $0.01 par value, of the Company from shareholders of the Company party thereto (collectively, the "Purchase Agreement");

     WHEREAS, it is a condition to Texmaco's obligation to consummate the transactions contemplated by the Purchase Agreement, that this Agreement be executed by the parties hereto;

     WHEREAS, Texmaco is under common control with PT. Texmaco Jaya, an Indonesian corporation ("Texmaco Jaya");

     WHEREAS, it is the intention of the Company, Texmaco and Texmaco Jaya to pursue strategic business relationships that will benefit each of their respective shareholders;

     WHEREAS, Texmaco Jaya hereby joins in this Agreement for the purpose of being bound by its terms with the same effect as if it were named as Texmaco herein; and

     WHEREAS, the terms and conditions of this Agreement shall become effective as to the parties hereto on such date (the "Effective Date") as the transactions contemplated by the Purchase Agreement shall have been consummated.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Texmaco hereby agree as follows:

     1. Definitions. For purposes of this Agreement, the following terms have the meanings specified below:

     "Acquired Shares" means any Shares held by Texmaco as of the date of this Agreement or subsequently acquired by Texmaco or its Affiliates in compliance with this Agreement.

     "Affiliate" means any Person that directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with Texmaco; provided, that for purposes of this Agreement, the Company shall not be deemed to be an Affiliate of Texmaco.

     "Commission" means the United States Securities and Exchange Commission and any successor federal agency having similar powers.

     "Common Stock" means the common stock, $0.01 par value, of the Company.


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     "Disinterested Members of the Board of Directors" means such members of the
Board of Directors of the Company that are not Affiliates of Texmaco or Texmaco Jaya or designees of Texmaco pursuant to Section 5(a) or 5(b) hereof.

     "Holder" means Texmaco and any of its Affiliates that beneficially own Acquired Shares.

     "Outstanding Common Stock" means, as of a given date, the number of shares of outstanding Common Stock on such date on a fully diluted basis.

     "Person" means an individual, a corporation, a partnership, an association, a joint stock company, a trust, any unincorporated organization, or a government or political subdivision thereof.

     "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "1933 Act"), and the automatic effectiveness or the declaration or ordering of effectiveness of such registration statement or document.

     "Registrable Securities" means the Acquired Shares and any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, option, right, or other security which is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Acquired Shares; provided, however, that Registrable Securities shall not include any shares of Common Stock which have been previously registered in accordance with Section 4, or which have been sold to the public either pursuant to a registration statement or Rule 144 promulgated under the 1933 Act, or which have been sold in a private transaction in which the transferor's rights under
Section 4 have not been assigned.

     "Registration Expenses" means all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of counsel for the Holders and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

     "Selling Expenses" means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder.

     "Shares" means shares of Common Stock.


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     "Transfer" of any Shares means to sell, assign, convey, pledge, hypothecate, mortgage, gift or otherwise transfer or dispose of such Shares and a "Transfer" (used as a noun) shall mean the act of Transferring.

     2. Right of First Offer. (a) So long as this Agreement remains in effect, neither Texmaco nor any of its Affiliates that holds Acquired Shares (Texmaco or any such Affiliate being referred to herein as the "Transferor") will Transfer all or any portion of the Acquired Shares without the prior written consent of the Disinterested Members of the Board of Directors of the Company, to any Person except pursuant to the provisions of Section 2(b) or 2(c) below.

          (b) (i) Prior to any sale or offer of sale of any Acquired Shares, the Transferor will give at least thirty (30) days' advance written notice (the "Offer Notice") of such event to the Company. The Offer Notice shall specify the number of Acquired Shares which the Transferor desires to sell (the "Offered Shares") and the purchase price in cash which such Transferor proposes to receive for such Offered Shares. During the thirty (30) day period following the Company's receipt of the Offer Notice (the "Notice Period"), the Company may give written notice to the Transferor (an "Acceptance Notice") agreeing to purchase (or agreeing to cause a Person designated by the Company to purchase) all (but not less than all) of the Offered Shares for the purchase price set forth in the Offer Notice or, alternatively, the Company may give written notice (the "Counter Offer Notice") offering to purchase (or to cause a Person designated by the Company to purchase) all (but not less than all) of the Offered Shares at a purchase price and on such terms specified in the Counter Offer Notice. In the event the Company delivers a Counter Offer Notice to the Transferor during the Notice Period, both parties shall negotiate diligently and in good faith during the Notice Period to agree upon terms upon which the Transferor will sell the Offered Shares to the Company, but nothing herein shall obligate the parties to reach such an agreement.

               (ii) In the event during the Notice Period the Company either delivers an Acceptance Notice to the Transferor or the Transferor and the Company (or its designee) agree to the terms upon which the Company (or its designee) shall purchase the Offered Shares, the Company (or its designee) shall purchase, and the Transferor shall sell to the Company (or its designee), the Offered Shares on the terms set forth in the Acceptance Notice or on the terms negotiated, as the case may be, at a closing to take place at a place and time to be agreed to by the Transferor and the Company (or its designee),



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                    but in no event shall such closing occur more than
                    seventy-five (75) days following termination of the Notice Period.

              (iii) If the Transferor does not receive an Acceptance Notice during the Notice Period or if the Transferor and the Company (or its designee) are unable to negotiate mutually acceptable terms for the purchase by the Company (or its designee) of the Offered Shares during the Notice Period, the Transferor may, at any time within one hundred and eighty (180) days following termination of the Notice Period, sell all (but not less than all) of the Offered Shares to a third party other than an Affiliate of the Transferor for a purchase price in cash at least ten percent (10%) greater than the highest purchase price offered by the Company (or its designee) during the Notice Period. No transfer of Offered Shares shall be made after the end of said one hundred and eighty (180) day period without again complying with the provisions of this Section 2.

          (c) The following Transfers may be made by a Transferor without compliance with Section 2(a) or 2(b):

               (i) any Transfer by the Transferor to an Affiliate provided the transferee agrees to be bound by the provisions of this Agreement as if such transferee were originally named as Texmaco herein by executing and delivering to the Company the agreement set forth in Exhibit A hereto;

               (ii) a Transfer pursuant to a bona fide pledge of or the granting of a security interest or other lien or encumbrance in such Acquired Shares to a lender to secure a bona fide loan, guarantee or other financial support, and a Transfer resulting from the foreclosure of such pledge or security interest or other lien or encumbrance that may be placed involuntarily upon any Acquired Shares, provided that, in the instance of a foreclosure, the transferee or pledgee agrees to be bound by the provisions of this Agreement as if such transferee or pledgee were originally named as Texmaco herein by executing and delivering to the Company the Agreement set forth in Exhibit A hereto;

              (iii) a Transfer pursuant to a tender offer, merger,
                    consolidation or similar transaction approved by the Disinterested Members of the Board of Directors of the Company; and



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               (iv) a Transfer pursuant to a firm commitment underwritten public sale of the Acquired Shares registered with the Commission in accordance with the provisions of Section 4 hereof.

     3. Restrictions on Other Transactions. In the event Texmaco and its Affiliates shall not own more than fifty percent (50%) of the Outstanding Common Stock on the date that is eighteen months following the Effective Date, neither Texmaco nor any of its Affiliates will so long as this Agreement remains in effect, directly or indirectly, without the prior written consent of the Disinterested Members of the Board of Directors of the Company:

          (a) acquire, or offer or propose to acquire, beneficial ownership of any Shares or other securities of the Company (or direct or indirect rights or options to acquire any securities of the Company), except by way of stock dividends or other distributions made in respect of Acquired Shares;

          (b) acquire or agree to acquire, by purchase or otherwise, control of any Person which, prior to the time of such acquisition is publicly disclosed (by filing with the Commission or otherwise), or is otherwise known by Texmaco, to be the beneficial owner of more than 5% of the Outstanding Common Stock; provided, however, that Texmaco may acquire such control if it causes the Person to dispose of such Person's Common Stock as soon as practicable after the acquisition of control by Texmaco;

          (c) except for the purpose of assuring the election of the three Texmaco designees to the Board of Directors to the extent contemplated by
     Section 5 hereof, solicit proxies, seek to induce any other Person to solicit proxies, or become a "participant" in a "solicitation" of proxies, as those terms are defined in Item 4 of Schedule 14A and Rule 14a-1 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), in respect of any shares of capital stock of the Company or call any shareholders meeting or initiate or propose, or otherwise solicit shareholders of the Company to approve or disapprove, any shareholder proposal;

          (d) enter into any shareholders' agreement or other agreement of similar effect with respect to the ownership or disposition of any shares of Common Stock of the Company or the voting of any shares of Common Stock or the control of the Company, or deposit any securities in a voting trust or subject such securities to a voting trust agreement or any other agreement of similar effect with respect to the Company, other than, in each such case, an agreement, voting trust or other arrangement involving only Texmaco and its Affiliates;

          (e) except for the purpose of assuring the election of the three Texmaco designees to the Board of Directors to the extent contemplated by
     Section 5 hereof, seek to advise, encourage or influence any person with respect to the voting of any securities of the Company, or induce, attempt to induce or in any manner assist any other Person in



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     initiating any shareholder proposal or a tender or exchange offer for securities of the Company or any change of control of the Company, or for the purpose of convening a shareholders meeting of the Company;

          (f) take any action (or permit any investment banker, attorney, accountant or any other representative retained by Texmaco or of any of its Affiliates to take any action), directly or indirectly, to (A) acquire or affect control of the Company, (B) participate in, or encourage the formation of, any Group (as defined in Rule 13d-5 under the 1934 Act) with respect to any shares of capital stock of the Company (other than a Group consisting solely of Texmaco and its Affiliates) or (C) initiate contact with any Person in an effort to solicit, encourage or assist that Person in any proposal for a merger or other business combination involving the Company or for the acquisition of any of the Company's capital stock or any of the Company's assets;

          (g) make any public announcement or make any written or oral proposal or invitation to discuss any possibility, intention, plan or arrangement, relating to a tender or exchange offer for securities of the Company or a business combination (or other similar transaction which would result in a change of control), sale of assets, liquidation or other extraordinary corporate transaction between Texmaco or any of its Affiliates and the Company or take any action which might require the Company to make a public announcement regarding any of the foregoing; or

          (h) enter into any oral or written contract, arrangement or understanding with respect to any of the foregoing.

     4. Registration Rights.

          4.1 Request for Registration.

          (a) Subject to compliance with the provisions of Section 2(c)(iv) hereof, if the Company shall receive at any time after April 4, 1998 a written request from the Holders of the Registrable Securities then outstanding and entitled to registration rights under this Section 4 (the "Initiating Holders") that the Company effect the registration under the 1933 Act of at least 20% of the Registrable Securities then outstanding, or a lesser percentage if the aggregate offering price of the Registrable Securities for which a request has been made under this Section 4.1(a) is expected to be at least $10,000,000, then the Company shall, within five
     (5) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of this Section 4.1, use its best efforts to effect such a registration as soon as practicable by filing a registration statement under the 1933 Act covering all the Registrable Securities which the Holders shall in writing request (given within twenty
     (20) days of receipt of the notice given by the Company pursuant to this
     Section 4.1(a)) to be included in such registration and to use its best efforts to have such registration statement become effective.



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          (b) Notwithstanding the foregoing, the Company shall not be obligated to effect the filing of a registration statement pursuant to this Section
     4.1 (i) if the Initiating Holders do not request that such offering be firmly underwritten by underwriters reasonably acceptable to the Company,
     (ii) if the Company and the Initiating Holders are unable to obtain the commitment of the underwriter(s) described in (i) above to firmly underwrite the offering, or (iii) during the period starting with the date 60 days prior to the Company's good faith estimate of the date of filing of, and ending on a date 180 days following the effective date of, a registration statement pertaining to the underwritten public offering of securities for the account of the Company. If the Company shall furnish to Holders requesting a registration statement pursuant to this Section 4.1 a certificate signed by the President of the Company stating that in the good faith judgment of the Disinterested Members of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders generally for such registration statement to be filed, the Company shall have the right to defer such filing for a period of not more than 180 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize such right more than twice in any eighteen-month period.

          (c) The right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in the underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 4.4(d)) enter into an underwriting agreement in the usual and customary form for similar transactions with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 4.1, if, in the case of a registration requested pursuant to Section 4.1(a), the managing underwriter advises the Initiating Holders and the Company in writing that marketing factors require a limitation of the number of Shares to be underwritten, then the Initiating Holders shall so advise the Company and all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated pro rata among all Holders thereof desiring to participate in such underwriting (according to the number of Registrable Securities then held by each Holder). No Registrable Securities requested by a Holder to be included in a registration pursuant to Section 4.1(a) shall be excluded from the underwriting unless all securities other than Registrable Securities are first excluded.

          (d) The Company is obligated to effect only two registrations pursuant to Section 4.1(a); provided, however, that no registration of Registrable Securities which shall not have become and remained effective in accordance with Section 4.4 hereof shall be included in the calculation of the number of registrations contemplated by this Section 4.1.



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     4.2 Company Registration. At any time after April 4, 1998, if (but without any obligation to do so) the Company proposes to register for its own account any of its Common Stock under the 1933 Act in connection with the public offering of such Common Stock solely for cash (other than a registration on Form S-8 or any successor form relating solely to the sale of securities to participants in a Company stock plan, or a registration on Form S-4 or any successor form), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of any Holder given within twenty (20) days after mailing of such notice by the Company, the Company shall, subject to the provisions of Section 4.7, use its best efforts to cause a registration statement covering all of the Registrable Securities that each such Holder has requested to be registered to become effective under the 1933 Act. Any Holder who elects to participate in such a registration may withdraw such election within two (2) business days prior to the registration statement therefor becoming effective by providing written notice to the Company.

     4.3 Form S-3 Registration. In case the Company shall receive from any Holder or Holders at any time on or after April 4, 1998 a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company, subject to compliance with the provisions of Section 2(c)(iv) hereof, will:

          (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

          (b) use its best efforts to effect, as soon as practicable, such registration, qualification or compliance as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 4.3 if: (1) Form S-3 is not available for such offering by the Holders; (2) the aggregate net offering price (after deduction of underwriting discounts and commissions) of the Registrable Securities specified in such request does not exceed $3,000,000; (3) the Company has already effected one registration on Form S-3 within the previous twelve-month period; (4) the Company has already effected three registrations on Form S-3 pursuant to this Section 4.3; or
     (5) the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration for a period of not more than 180 days after receipt of the request of the Holder or Holders under this Section 4.3;


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     provided, however, that the Company shall not utilize this right more than twice in any eighteen-month period.

     4.4 Obligations of the Company. Whenever required under this Section 4 to use its best efforts to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible, prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 45 days or until the Holders have informed the Company in writing that the distribution of their securities has been completed, whichever first occurs; and shall:

          (a) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement, and use its best efforts to cause each such amendment to become effective, as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement; provided, however, that at least seven (7) days prior to filing a registration statement, prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the registration statement, the Company shall furnish to the Holders of the Registrable Shares covered by such registration statement, such Holders' counsel and the underwriters draft copies of all such documents proposed to be filed.

          (b) Furnish to the Holders such reasonable number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (c) Use its best efforts to register or qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (d) Enter into and perform its obligations under an underwriting agreement, in the usual and customary form for similar transactions, with the managing underwriter or underwriters of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement, including furnishing any opinion of counsel or entering into a lock-up agreement in the usual or customary form for similar transactions, requested by the managing underwriter or underwriters.

          (e) Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration



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     statement is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and promptly file such amendments and supplements which may be required pursuant to subparagraph (b) of this
     Section 4.4 on account of such event and use its best efforts to cause each such amendment and supplement to become effective.

          (f) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 4, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 4, if such securities are being sold through underwriters, (i) an opinion or opinions, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given by company counsel to the underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any.

          (g) Make available at reasonable times for inspection by Holders of Registrable Securities covered by such registration statement, and the underwriters, and any attorney, accountant or other agent retained by any such Holder or underwriter, all pertinent financial and other records, and pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees, independent accountants and other agents to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such registration statement.

          (h) Notify each Holder of Registrable Securities to be included in such registration statement of any request by the Commission for the amending or supplementing of such registration statement or for additional information.

          (i) Cause all Registrable Securities to be listed on the New York Stock Exchange or such other exchange on which the Common Stock may be listed at the time of registration.

          (j) In connection with an underwritten offering pursuant to Section 4.1(a) or Section 4.3, participate, to the extent reasonably requested by the managing underwriter for the offering, in customary efforts to sell the securities under the offering, including, without limitation, participating in "road shows."



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     4.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 4 in respect of the Registrable Securities of any selling Holder that such selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

     4.6 Expenses of Registration. All Registration Expenses and Selling Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 4.1(a) or Section 4.3 shall be borne by the Holders pro rata on the basis of the number of Shares so registered on their behalf. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 4.2 hereof shall be borne by the Company and all Selling Expenses relating to securities so registered for the benefit of the Holders shall be borne by the Holders pro rata on the basis of the number of Shares so registered on their behalf.

     4.7 Underwriting Requirements. In connection with any offering involving an underwriting of securities being issued by the Company, the Company shall not be required under Section 4.2 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (which terms shall include such representations and warranties by the Holders and such other terms and provisions as are customarily contained in such underwriting agreements). If the managing underwriter for the offering shall advise the Company in writing that the total amount of securities, including Registrable Securities, requested by Holders to be included in such offering exceeds the amount of securities to be sold other than by the Company that can be successfully offered, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the managing underwriter reasonably believes will not jeopardize the success of the offering (the securities so included to be reduced as follows: all securities other than those to be included by the Company for its own account that may be included in the underwriting shall be reduced pro rata among the selling Holders in accordance with the number of shares held by such Holder).

     4.8 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 4:

          (a) The Company will indemnify and hold harmless each Holder, the officers, directors, partners, agents and employees of each Holder, any underwriter (as defined in the 1933 Act) and each person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement,



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     including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law in connection with any matter relating to such registration statement. The Company will reimburse each such Holder, officer, director, partner, agent, employee, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action. The indemnity agreement contained in this subsection 4.8(a) shall not apply to amounts paid in settlement of any loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to a Holder in any such case for any such loss, claim, damage, liability, or action (i) to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of such Holder, underwriter or controlling person or (ii) in the case of a sale directly by a Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder to engage in a distribution solely on behalf of such Holder), such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and such Holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the 1933 Act.

          (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, each agent and any underwriter for the Company, and any other Holder selling securities in such registration statement or any of its directors, officers, partners, agents or employees or any person who controls such Holder or underwriter, against any losses, claims, damages, or liabilities (joint or several) to which the Company or any such director, officer, controlling person, agent, or underwriter or controlling person, or other such Holder or director, officer or controlling person may become subject, under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, agent or underwriter or controlling person, other Holder, officer, director, partner, agent, employee, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the liability of any Holder hereunder shall be limited to the amount of gross proceeds received by such Holder in the offering giving rise to the Violation; and provided further that the indemnity agreement contained in this subsection 4.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld nor, in the case of a sale directly by the Company of its securities (including a sale of such securities through any underwriter retained by the Company to engage in a distribution solely on behalf of the Company), shall the Holder be liable to the Company in any case in which such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and the Company failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the securities to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the 1933 Act.

          (c) Promptly after receipt by an indemnified party under this Section
     4.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume and control the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests, as reasonably determined by either party, between such indemnified party and any other party represented by such counsel in such proceeding; and provided further that, in any event, the indemnified party shall have the right to retain its own counsel at its own expense, and such counsel shall be permitted to participate reasonably in the proceedings. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 4.8 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 4.8.

          (d) If the indemnification provided for in this Section 4.8 is unavailable to a party that would have been an indemnified party under such
     Section in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of such indemnifying party on the one hand and such indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof). The relative fault shall be determined by reference to, among other things, whether the Violation relates to information supplied by such indemnifying party or such indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The parties agree that it would not be just and equitable if contribution pursuant to this Section 4.8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentence. The amount paid or payable by a contributing party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 4.8(d) shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The liability of any Holder of Registrable Securities in respect of any contribution obligation of such Holder arising under this Section 4.8(d) shall not in any event exceed an amount equal to the gross proceeds to such Holder from the disposition of the Registrable Securities disposed of by such Holder pursuant to such registration.

     4.9 Choice of Managing Underwriter. With respect to any registration effected pursuant to Sections 4.1(a), 4.2 or 4.3, the Company shall be entitled to choose the managing underwriter or underwriters of the offering to which such registration applies; provided that the selection of such underwriter(s) shall be reasonably acceptable to the Holders of Registrable Securities being included in such registration.

     4.10 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 4 may be assigned in whole or in part by any Holder to any transferee provided such transferee (i) acquires from the Holder Registrable Securities representing at least 3% of the Company's Outstanding Common Stock, and (ii) shall (a) as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon Holders under this Agreement to the same extent as if she, he or it were a Holder under this Agreement and
(b) be deemed to be a Holder hereunder.

     5. Board of Directors; Approval of Transactions.

          (a) Promptly following the Effective Date, the Company's Board of Directors shall fill the vacancies created on the Board of Directors by the resignations of John D. Howard, Julius Koppelman and Daniel W. Miller with three designees of Texmaco. The Texmaco designees shall be senior executive officers of Texmaco Jaya or its Affiliates reasonably acceptable to the Chairman of the Company's Board of Directors. The Disinterested Members of the Board of Directors shall, subject to the remaining provisions of this
     Section 5 and to fulfilling applicable fiduciary duties, recommend each of the Texmaco designees for election at each annual meeting of the Company's shareholders at which each such designee shall stand for election. Texmaco shall provide the Company with notice of the Texmaco designee not later than 120 days prior to the scheduled date for the ensuing annual meeting. In the absence of timely designation from Texmaco, the Texmaco designee then serving whose term is expiring shall be renominated if still eligible to serve.

          (b) Texmaco shall be entitled to name a new designee to fill any vacancy on the Board of Directors created by the resignation, removal, incapacity or death of a Texmaco designee. The Disinterested Members of the Board of Directors shall, subject to the remaining provisions of this
     Section 5 and to applicable fiduciary duties, vote to fill such vacancy with the new Texmaco designee.

          (c) At such time, if ever, as Texmaco and its Affiliates own less than 20% but at least 15% of the Outstanding Common Stock, Texmaco shall only be entitled to two designees to the Board of Directors. At such time, if ever, as Texmaco and its Affiliates own less than 15% but at least 10% of the Outstanding Common Stock, Texmaco shall only be entitled to one designee to the Board of Directors. At such time, if ever, as Texmaco and its Affiliates own less than 10% of the Outstanding Common Stock, Texmaco shall not be entitled to any designees to the Board of Directors. Immediately upon the occurrence of any such event, Texmaco shall cause the appropriate number of its designees to resign from the Company's Board of Directors and the obligations of the Disinterested Members of the Board of Directors pursuant to Section 5(a) and the rights afforded to Texmaco pursuant to
     Section 5(b) shall be adjusted accordingly.

          (d) Texmaco will, and will cause its Affiliates to, vote any shares of Common Stock beneficially owned by any of them in accordance with the recommendation of the Disinterested Members of the Board of Directors with respect to the election of directors. Texmaco shall use its best efforts to cause the Company's Board of Directors to include four members who are not Affiliates of Texmaco or its Affiliates. Texmaco agrees that any transaction between the Company and Texmaco or its Affiliates shall be on terms no less favorable than those which would be obtained from unaffiliated parties in an arms' length transaction and must be approved by the Disinterested Members of the Board of Directors. Notwithstanding the foregoing, transactions in the ordinary course of business on terms no less favorable than could be obtained from unaffiliated parties when the size of the transaction or group of related transactions does not exceed $1,000,000 shall be permitted without requiring the prior approval of the Disinterested Members of the Board of Directors.

          (e) So long as Texmaco or its Affiliates beneficially own Common Stock, Texmaco or such Affiliate shall be present, in person or by proxy, at all meetings of shareholders of the Company so that all Common Stock beneficially owned by Texmaco or any Affiliate may be counted for the purpose of determining the presence of a quorum at such meeting.

          (f) Notwithstanding the foregoing, if Texmaco and its Affiliates acquire more than 50% of the Outstanding Common Stock on or before the date that is eighteen months following the Effective Date, then immediately upon such acquisition subsections 5(a), (b) and (d) shall no longer be applicable to the parties except as follows:

               (i) Texmaco shall continue to use its best efforts to cause the Company's Board of Directors to include at least four Disinterested Members of the Board of Directors;

               (ii) Texmaco agrees that any transaction between the Company and Texmaco or its Affiliates shall be on terms no less favorable than those which would be obtained from unaffiliated parties in arms' length transactions and must be approved by the Disinterested Members of the Board of Directors; provided, however, that transactions in the ordinary course of business on terms no less favorable than could be obtained from unaffiliated parties when the size of the transaction or group of related transactions does not exceed $1,000,000 shall be permitted without requiring the prior approval of the Disinterested Members of the Board of Directors; and

               (iii) Texmaco agrees that three of its representatives to the Board of Directors shall be senior executive officers of Texmaco Jaya or its Affiliates.

     6. Participation Rights in Connection with Future Issuances by the Company.

          (a) Subject to the remaining provisions of this Section 6, in the event the Company shall issue additional shares of Common Stock or securities convertible into or exchangeable for Common Stock (collectively, "Additional Securities"), Texmaco shall have the right to purchase Additional Securities in that amount necessary to enable Texmaco to maintain its percentage ownership in the Outstanding Common Stock immediately preceding such issuance by the Company. If and when Section 3 becomes applicable to Texmaco and its Affiliates, Texmaco shall continue to have the right to purchase Additional Securities under this Section 6.

          (b) If the Company proposes to undertake an issuance of Additional Securities, it shall give Texmaco written notice of its intention describing the type of Additional Securities, the anticipated price, the amount of Additional Securities to be issued, and the general terms and conditions upon which the Company proposes to issue the same. Except as hereinafter provided in this Section 6(b), the notice shall provide that Texmaco shall have twenty (20) days from the giving of such notice to agree to purchase Additional Securities by giving written notice to the Company and stating therein the amount of Additional Securities to be purchased by Texmaco. The parties agree that in the event of the proposed issuance of Additional Securities in connection with (i) a firm commitment underwritten public offering, the Company shall provide Texmaco written notice of such proposed issuance at least ten (10) days prior to the filing of the registration statement with the Commission with respect to such issuance and Texmaco shall have ten (10) days following the date of such filing to notify the Company of the amount of Additional Securities to be purchased by Texmaco, (ii) an acquisition (whether by merger or otherwise) by the Company or any of its subsidiaries of the stock or assets of another company (an "Acquisition") or a private placement of senior or subordinated indebtedness of the Company (a "Financing"), the Company shall provide Texmaco with the anticipated terms of such Acquisition or Financing, including the amount of Additional Securities anticipated to be issued in connection therewith, and Texmaco shall have twenty (20) days from such date to notify the Company of the quantity of Additional Securities to be purchased by Texmaco.

          (c) Except as hereinafter provided in this Section 6(c), any Additional Securities purchased by Texmaco hereunder shall be purchased for the price and upon the terms and conditions upon which the Company issues the Additional Securities to a third party. In the event of a firm commitment underwritten public offering, the price to be paid by Texmaco for the Additional Securities it elects to purchase shall be the price to the public as reflected in the registration statement relating thereto. In the event the Company shall issue Additional Securities consisting of securities convertible into or exchangeable for Common Stock, the option price, conversion price or exchange ratio for such Additional Securities as Texmaco shall elect to purchase hereunder shall be based on the greater of such price or ratio as specified in the Company's notice or the fair market value of the Common Stock (as hereinafter defined). In the event the Company shall issue Additional Securities in connection with an Acquisition or a Financing, the price to be paid by Texmaco for the Additional Securities it elects to purchase shall be based on the fair market value of the Common Stock.

          (d) The right to purchase Additional Securities set forth in this
     Section 6 shall not apply to (i) stock dividends, stock splits, recapitalizations or other subdivisions of shares of Common Stock, (ii) shares of Common Stock or related options exercisable for capital stock of the Company issued to employees, officers and directors of, and consultants to, the Company pursuant to the 1992 Stock Incentive Plan, or (iii) stock issued pursuant to any rights or agreement, including, without limitation, convertible securities, options and warrants, provided that the rights established by this Section 6 apply with respect to the initial grant or sale by the Company of such rights or agreement.

          (e) If Texmaco fails to exercise the rights provided in this Section 6 within the applicable time periods provided for herein, the Company shall have one hundred and eighty (180) days thereafter to sell the Additional Securities at a price and upon general terms and conditions not materially more favorable to the purchasers thereof than specified in the Company's notice pursuant to Section 6(b) above. If the Company has not sold the Additional Securities within such one hundred and eighty (180) days, the Company shall not thereafter issue or sell any Additional Securities without first complying with the provisions of this Section 6.

          (f) For purposes of this Section 6, "fair market value of the Common Stock" means, as of any date, the average of the reported closing sale price of the Common Stock on the New York Stock Exchange for the twenty
     (20) trading days which end five (5) days prior to such date.

     7. Representations and Warranties of the Company. The Company represents and warrants to Texmaco as follows:

          (a) No Undisclosed Restrictions. To the Company's knowledge, the Shares purchased by Texmaco pursuant to the Purchase Agreement are not subject to any holding period, right of first refusal, voting rights restrictions or any restrictions with respect to their transferability, other than restrictions on transfer under applicable securities laws and as expressly set forth in this Agreement. The provisions of the Tennessee Control Share Acquisition Act are not applicable to the Company and the Company's Board of Directors has approved the transactions contemplated by the Purchase Agreement in accordance with the provisions of the Tennessee Business Combination Act.

          (b) No Conflict. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and by the Purchase Agreement will not (i) result in a violation of, or require any authorization, approval, consent or other action by, or registration or filing with, any court or administrative or governmental body pursuant to any statute, law or regulation applicable to the Company, or (ii) conflict with or result in a breach or default under any contract or agreement of the Company to which the Shares are subject.

     8. Termination of this Agreement. Unless otherwise specified, this Agreement, and the respective rights and obligations of the parties hereto, shall terminate upon the earlier of:

          (a) the execution and delivery by the Company and the Parties (as hereinafter defined) of a written agreement terminating this Agreement, or

          (b) the sale of all Acquired Shares pursuant to Section 2(a), 2(b), 2(c)(iii) or 2(c)(iv) hereof.

     The "Parties" shall mean (i) Texmaco unless Texmaco has Transferred all of its interest in Acquired Shares in a Transfer permitted by this Agreement and
(ii) any subsequent transferee pursuant to Section 2(c)(i) or Section 2(c)(ii) hereof.

     9. Assignment; Benefit. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs assigns, executors, administrators, or successors.

     10. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Tennessee applicable to agreements made and to be performed wholly within that jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the United States of America located in the State of Georgia for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice, or document by U.S. registered mail to its respective address set forth in Section 11 shall be effective service of process for any litigation brought against it in any court. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue in any litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the United States of America located in the State of Georgia and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum.

     11. Notices. All notices, consents, requests, instructions, approvals or other communications required or permitted hereunder shall be in writing and shall be validly given if delivered personally or when sent by registered or certified mail addressed as follows:

                  If to the Company, to:

                  Dyersburg Corporation
                  1315 Phillips Street
                  Dyersburg, Tennessee 38024-0767
                  Attention: President

                  With a copy to:

                  Bass, Berry & Sims PLC
                  2700 First American Center
                  Nashville, Tennessee 37238
                  Attention: J. Page Davidson

                  If to Texmaco, to:

                  c/o PT. Texmaco Jaya
                  Sentra Mulia Suite 1008, 10th Floor
                  JI H.R. Rasuna Said Kay, X-6 No. 8
                  Jakarta 12940, Indonesia
                  Attention: P. Manohar

                  With a copy to:

                  Alston & Bird
                  1201 West Peachtree Street
                  Atlanta, Georgia 30309-3424
                  Attention: B. Harvey Hill, Jr.

or to such other address as such party may indicate by a notice delivered to the other party hereto. Notice given by mail as set forth above shall be deemed delivered five days after the date the same is postmarked. With respect to transferee Parties, all notices or other communications shall be delivered to the address specified in the relevant agreement in the form of Exhibit A whereby the transferee became bound by the provisions of this Agreement.

     12. Entire Agreement; Integration. This Agreement supersedes all prior agreements between or among any of the parties hereto with respect to the subject matter contained herein and therein, and such Agreement embodies the entire understanding among the parties relating to such subject matter.

     13. Injunctive Relief. Each of the parties hereto acknowledges that in the event of a breach by any of them of any material provision of this Agreement, the aggrieved party may be without an adequate remedy at law. Each of the parties therefore agrees that in the event of such a breach hereof the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction set forth in Section 10 herein, to enforce specific performance or to enjoin the continuing breach hereof. By seeking or obtaining any such relief, the aggrieved party shall not be precluded from seeking or obtaining any other relief to which it may be entitled.

     14. Transfer of Shares; Legend. Texmaco understands and agrees that the Shares acquired pursuant to the Purchase Agreement have not been registered under the 1933 Act or the securities laws of any state. Accordingly, Texmaco agrees to transfer any Acquired Shares held by it only in full compliance with the terms and conditions of this Agreement and with the 1933 Act. The certificates representing the Acquired Shares shall state therein:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE
                  ARE SUBJECT TO THE PROVISIONS OF AN AGREEMENT
                  DATED AS OF APRIL 8, 1997 BETWEEN THE COMPANY

                  AND PT. TEXMACO JAYA, A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE COMPANY.

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

In addition, Texmaco shall cause to be presented promptly all certificates representing Shares hereafter acquired by Texmaco or its Affiliates, for the placement thereon of the above legend. The Company may enter a stop transfer order with the transfer agent or agents of the Shares against the transfer of Shares except in compliance with the requirements of this Agreement.

     15. Section Headings. Section headings are for convenience of reference only and shall not affect the meaning of any provision of this Agreement.

     16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which shall together constitute one and the same instrument. All signatures need not be on the same counterpart.

     17. Severability. If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining provisions of this Agreement, unless the result thereof would be unreasonable, in which case the parties hereto shall negotiate in good faith as to appropriate amendments hereto.

     18. Amendment and Waiver. This Agreement may be amended, and the observance of any term hereof may be waived, with (and only with) the written consent of the Company and the parties hereto. No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and Texmaco (or any other Parties) nor any delay in exercising any rights hereunder shall operate as a waiver of any rights hereunder.

     19. Filing. A copy of this Agreement and of all amendments hereto shall be filed at the principal executive office of the Company.

     20. Attorney's Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees (including any fees incurred in any appeal) in addition to its costs and expenses and any other available remedy.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first written above.

                                           DYERSBURG CORPORATION

                                           By: /s/ T. Eugene McBride

                                           Its: President


                                           POLYSINDO HONG KONG LIMITED

                                           By: /s/ P. Manohar

                                           Its: Vice President - Finance



     The undersigned hereby agrees to be bound by the terms of this Agreement with the same effect as if the undersigned were named as Texmaco herein.


                                           PT. TEXMACO JAYA

                                           By: /s/ Sinivasan Marimutu

                                           Its: President/Director

                                                                      EXHIBIT A





                              AGREEMENT TO BE BOUND


     The undersigned, being the [transferee] of __________ shares of the common stock, $0.01 par value, of Dyersburg Corporation, a Tennessee corporation (the "Company"), as a condition to the receipt of such securities, acknowledges that matters pertaining to such securities are governed by an Agreement dated as of April __, 1997 (the "Agreement") initially between the Company and Polysindo Hong Kong Limited (the "Transferor") and the undersigned hereby (1) acknowledges receipt of a copy of the Agreement, and (2) agrees to be bound by the terms of the Agreement, with the same effect as if the undersigned were originally named as the Transferor under the Agreement.

     Agreed to this _____ day of ______________, ______.



                                        ________________________________

                                        ________________________________*

                                        ________________________________*




*Include address for notices.